Exhibit 99.h(vi)(b)

ADMINISTRATION AGREEMENT

FORM OF AMENDED

SCHEDULE A
Listing of Fund(s) and Classes of Shares

Funds	Classes
RS Investment Trust
RS Asset Allocation Fund	A,B,C,K
RS Core Equity Fund	A,B,C,K,Y
RS Emerging Growth Fund	A,C,K,Y
RS Emerging Markets Fund	A,B,C,K
RS Global Natural Resources Fund	A,C,K,Y
RS Growth Fund	A,C,K,Y
RS High Yield Bond Fund	A,B,C,K
The Information Age Fund	A,C,K,Y
RS International Growth Fund	A,B,C,K
RS Internet Age Fund	A,K
RS Investment Quality Bond Fund	A,B,C,K
RS Investors Fund	A,C,K,Y
RS Large Cap Value Fund	A,B,C,K
RS Low Duration Bond Fund	A,B,C,K
RS MidCap Opportunities Fund	A,C,K,Y
RS Money Market Fund (formerly known as RS Cash Management Fund)	A,B,C,K
RS Partners Fund	A,K,Y
RS S&P 500 Index Fund	A,B,C,K
RS Select Growth Fund (formerly known as RS Diversified Growth Fund)	A,C,K
RS Small Cap Core Equity Fund	A,B,C,K,Y
RS Smaller Company Growth Fund	A,C,K,Y
RS Tax-Exempt Fund	A,C
RS Value Fund	A,C,K,Y
RS Equity Dividend Fund	A,C,K,Y

RS Variable Products Trust
RS Asset Allocation VIP Series	I
RS Core Equity VIP Series	I
RS Emerging Markets VIP Series	I
RS Global Natural Resources VIP Series	II
RS High Yield Bond VIP Series	I
The Information Age VIP Series	II
RS International Growth VIP Series	I
RS Investment Quality Bond VIP Series	I
RS Large Cap VIP Series	I

Funds	Classes
RS Low Duration Bond VIP Series	I
RS MidCap Opportunities VIP Series	II
RS Money Market VIP Series (formerly known as RS Cash Management VIP Series)	I
RS Partners VIP Series	I
RS S&P 500 Index VIP Series	I
RS Small Cap Core Equity VIP Series	I
RS Value VIP Series	II
RS Equity Dividend VIP Series	II